UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350
Wayne, Pennsylvania, 19087
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed, Radian Mortgage Capital LLC (Radian Mortgage Capital”), the wholly-owned indirect subsidiary of Radian Group Inc. (the “Company”), has entered into various master repurchase agreements (“MRA”) to finance the acquisition of residential mortgage loans and related mortgage loan assets. Among the master repurchase agreements, Radian Mortgage Capital is a party to an Uncommitted Master Repurchase Agreement, dated September 28, 2022, with Bank of Montreal (“BMO”), a Canadian Chartered bank acting through its Chicago Branch, and as amended to date (the “BMO MRA”), with a maximum borrowing amount of $400 million.

Also, as previously disclosed, the Company has entered into a Guaranty Agreement in favor of BMO dated September 28, 2022 (as amended to date, the “Guaranty Agreement”) to guaranty the obligations of Radian Mortgage Capital under the BMO MRA.

On September 10, 2024, Radian Mortgage Capital and BMO agreed to extend the termination date of the BMO MRA from September 25, 2024 to September 24, 2025 and the Company’s obligations under the Guaranty Agreement were simultaneously extended. The material terms of the BMO MRA and Guaranty Agreement otherwise remain unchanged.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: September 13, 2024

	By:	/s/ Liane Browne
Liane Browne
Senior Vice President